Exhibit 23.1

                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 22, 1993, which appears on page 43 of the 1993 Annual Report to the Shareholders of Hewlett-Packard Company, which is incorporated by reference in Hewlett-Packard Company's Annual Report on Form 10-K for the year ended October 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 13 of such Annual Report on Form 10-K.



Price Waterhouse

San Francisco, California
February 15, 1994